CPI AEROSTRUCTURES, INC. 8-K

Exhibit 99.1

CPI AEROSTRUCTURES REPORTS

SECOND QUARTER AND SIX MONTH 2021 RESULTS

Second Quarter 2021 vs. Second Quarter 2020 (Re-stated)

•	Revenue of $22.3 million compared to $19.7 million;
•	Gross profit of $3.6 million compared to $1.8 million;
•	Gross margin of 16.1% compared to 9.2%;
•	Net income of $0.6 million compared to net loss of $(1.4) million;
•	Earnings per diluted share of $0.05 compared to loss per diluted share of $(0.11);
•	Cash flow from operations of $2.4 million compared to $0.6 million.

Six Months 2021 vs. Six Months 2020 (Re-stated)

•	Revenue of $53.1 million compared to $36.6 million;
•	Gross profit of $8.5 million compared to $2.0 million;
•	Gross margin of 16.0% compared to 5.4%;
•	Net income of $1.9 million compared to net loss of $(4.7) million;
•	Earnings per diluted share of $0.15 compared to loss per diluted share of $(0.40);
•	Cash flow used by operations of $(2.5) million compared to a use of $(0.9) million;

•         Debt as of June 30, 2021 of $32.5 million, including our $4.8 million Paycheck Protection Loan that was forgiven in 3Q21, compared to $33.4 million as of December 31, 2020.

EDGEWOOD, N.Y. – April 19, 2022 – CPI Aerostructures, Inc. (“CPI Aero®” or the “Company”) (NYSE American: CVU) today announced financial results for the three and six month periods ended June 30, 2021.

“Our reported results for the first half of 2021 came in at the high end of the estimated ranges that were previously published” said Dorith Hakim, president and CEO. “The combination of a 45% increase in revenue and the nearly tripling of gross margin to 16.0% resulted in a $6.6 million increase in bottom line profitability versus the first half of 2020. Revenue growth was driven by continued execution of our funded military backlog, with revenue from contracts with our military OEM customers increasing 75% and revenue from commercial aviation contracts declining 47%.”

“For the second quarter, cash flow from operations was $2.4 million, an expected reversal from the $4.9 million use of funds for the first quarter as product deliveries began to reduce contract assets and inventory. As a result, we continue to expect to report positive cash flow from operations for the second half of 2021 and for the full year of 2021. We also continued to pay down our debt and, as of June 30, 2021, had an outstanding balance on our term loan of $6.2 million.”

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April 19, 2022

Added Ms. Hakim, “Funded backlog as of June 30, 2021 of approximately $157 million was, as expected, 23% lower than the funded backlog as of June 30, 2020, reflecting the receipt of more than $60 million in new firm orders during the first quarter of 2020. Since June 30, 2021, we have won, but not yet been able to announce, several new contracts for military applications in key strategic sectors including electronic warfare, hypersonic and unmanned systems. We remain on track to report more than $500 million in total backlog as of the end of 2021.”

“In addition to reaffirming our expectation for generating positive cash flow from operations for 2021, we continue to expect to report higher revenue and improved profitability. Based on an updated review of our program portfolio, we expect to report 2021 revenue of greater than $100 million compared to $87.6 million for 2020, and net income between $7.5m to $8.0 million, including the $4.8 million of other income related to the forgiveness of our Paycheck Protection Program loan, compared to a net loss of $(3.7) million for 2020.”

Concluded Ms. Hakim, “In the several weeks since my appointment as CEO of CPI Aero, I have been immediately impressed by the dedication of the Company’s employees to sustaining our reputation for high quality performance and reliability in partnership with our customers on increasingly complex programs. I am excited about the opportunities ahead to build on that reputation and grow the Company as our customers continue to outsource high value work to their supply chains, including CPI Aero.”

About CPI Aero

CPI Aero is a U.S. manufacturer of structural assemblies for fixed wing aircraft, helicopters and airborne Intelligence Surveillance and Reconnaissance and Electronic Warfare pod systems, primarily for national security markets. Within the global aerostructure supply chain, CPI Aero is either a Tier 1 supplier to aircraft OEMs or a Tier 2 subcontractor to major Tier 1 manufacturers. CPI Aero is also a prime contractor to the U.S. Department of Defense, primarily the Air Force. In conjunction with its assembly operations, CPI Aero provides engineering, program management, supply chain management, and MRO services. CPI Aero is included in the Russell Microcap® Index.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, included or incorporated in this press release are forward-looking statements. The words “believe,” “remain on track,” “expect,” and “will,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among others, those statements regarding the Company’s expected financial results for the year ended December 31, 2021.

Forward-looking statements involve risks and uncertainties, and actual results could vary materially from these forward-looking statements. Factors that may cause future results to differ materially from the Company’s current expectations include, among other things, the Company’s completion of its financial statements for the periods ending September 30, 2021 and December 31, 2021, any delay in the filing of periodic reports, adverse effects on the Company’s business related to the disclosures made in this press release or the reactions of customers or suppliers, any adverse developments in existing legal proceedings or the initiation of new legal proceedings, and volatility of the Company’s stock price.

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The Company does not guarantee that it will actually achieve the plans, intentions or expectations disclosed in its forward-looking statements and you should not place undue reliance on the Company’s forward-looking statements. There are a number of important factors that could cause the Company’s actual results to differ materially from those indicated or implied by its forward-looking statements, including those important factors set forth under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K/A for the period ended December 31, 2020 and in the Company’s subsequent filings with the Securities and Exchange Commission. Although the Company may elect to do so at some point in the future, the Company does not assume any obligation to update any forward-looking statements and it disclaims any intention or obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

CPI Aero® is a registered trademark of CPI Aerostructures, Inc. For more information, visit www.cpiaero.com, and follow us on Twitter @CPIAERO.us on Twitter @CPIAERO.

Contact

Investor Relations Counsel	CPI Aerostructures, Inc.
LHA Investor Relations	Andrew L. Davis
Jody Burfening	Chief Financial Officer
(212) 838-3777	(631) 586-5200
cpiaero@lhai.com	adavis@cpiaero.com
www.lhai.com	www.cpiaero.com

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CONSOLIDATED BALANCE SHEETS

		June 30, 2021 (Unaudited)		December 31, 2020 (As Restated)
ASSETS				
Current Assets:				
Cash	$	2,599,993	$	6,033,537
Accounts receivable, net		7,071,228		4,962,906
Insurance recovery receivable		2,850,000		—
Contract assets		23,996,068		19,729,638
Inventory		5,281,161		6,386,288
Refundable income taxes		40,647		40,000
Prepaid expenses and other current assets		802,755		534,857
Total current assets		**42,641,852**		**37,687,226**
Operating lease right-of-use assets		3,223,540		4,075,048
Property and equipment, net		2,065,351		2,521,742
Intangibles, net		187,500		250,000
Goodwill		1,784,254		1,784,254
Other assets		166,331		191,179
Total assets	**$**	**50,068,828**	**$**	**46,509,449**
LIABILITIES AND SHAREHOLDERS' DEFICIT				
Current Liabilities:				
Accounts payable	$	13,548,612	$	12,092,684
Accrued expenses		4,551,239		5,937,921
Litigation settlement obligation		3,371,162		—
Contract liabilities		1,525,573		1,650,549
Loss reserve		1,664,804		2,009,247
Current portion of long-term debt		8,165,438		6,501,666
Operating lease liabilities		1,848,291		1,819,237
Income tax payable		—		948
Total current liabilities		**34,675,119**		**30,012,252**
Line of credit		21,000,000		20,738,685
Long-term operating lease liabilities		1,607,917		2,537,149
Long-term debt, net of current portion		3,345,047		6,205,095
Total liabilities		**60,628,083**		**59,493,181**
Shareholders' Deficit:				
Common stock - $.001 par value; authorized 50,000,000 shares, 12,267,930 and 11,951,271shares, respectively, issued and outstanding		12,268		11,951
Additional paid-in capital		72,574,307		72,005,841
Accumulated deficit		(83,145,830)		(85,001,524)
Total Shareholders' Deficit		**(10,559,255)**		**(12,983,732)**
Total Liabilities and Shareholders' Deficit	**$**	**50,068,828**	**$**	**46,509,449**

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April 19, 2022